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EXHIBIT 99.1

PRESS RELEASE

MOONEY AIRPLANE COMPANY RECEIVES $5 MILLION IN DEBT FINANCING
Friday November 21, 8:30 am ET

KERRVILLE, Tex.--(BUSINESS WIRE)--Nov. 20, 2003--Mooney Airplane Company (the "Company"), a wholly owned subsidiary of Mooney Aerospace Group, Ltd. (OTCBB:
MASG - News), announced today that it has secured a $5,000,000 loan guaranteed pursuant to the U.S. Department of Agriculture Business and Industry Guaranteed Loan Program from BLX Commercial Capital LLC The BLX Loan has a term of 25 years, bears interest at 2.00% over the Prime Rate, adjustable quarterly, and is secured by, among other things, the Company's FAA Type Certificate.

According to J. Nelson Happy, the Company's President, "We are very pleased to have the loan agreement in place with BLX, and we look forward to a long and mutually beneficial working relationship with them. The BLX Loan provides us with the ability pay our outstanding debt obligations to Congress Financial (Southwest) Limited in full and additional working capital to support our business expansion and future growth needs."

Mooney Aerospace Group Ltd. is a general aviation holding company that owns Mooney Airplane Co., located in Kerrville, Texas. Mooney currently sells three models; the highest performing four-place single engine piston powered aircraft, the Bravo DX, and its stablemates, the highly rated Ovation2 DX and the economical Ovation. Mooney is celebrating its 50th anniversary in Kerrville, Texas, this year, where it has manufactured more than 10,000 aircraft that have been delivered worldwide. Complete information about Mooney aircraft is available at http://www.Mooney.com.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:
     Mooney Airplane Company, Kerrville
     J. Nelson Happy, 830-792-2917
     nhappy@mooney.com
     www.mooney.com